Exhibit 10.15

INTERNATIONAL BATTERY METALS LTD.

- and -

EV METALS I LLC

EV METALS II LLC

EV METALS III LLC

EV METALS IV LLC

EV METALS V LLC

EV METALS VI LLC

ELEGANTE ENERGY LLC

PERK SALAR, LLC

JAW PUERTO RICO TRUST

INVESTOR RIGHTS AGREEMENT

February 23, 2024

THIS AGREEMENT is made as of February 23, 2024.

AMONG:	INTERNATIONAL BATTERY METALS LTD., a corporation existing under the laws of the Province of British Columbia; (the “Company”)
AND:

EV METALS I LLC, a limited liability company formed under the laws of Delaware, and

EV METALS II LLC, a limited liability company formed under the laws of Delaware, and

EV METALS III LLC, a limited liability company formed under the laws of Delaware, and

EV METALS IV LLC, a limited liability company formed under the laws of Delaware, and

EV METALS V LLC, a limited liability company formed under the laws of Delaware, and

EV METALS VI LLC, a limited liability company formed under the laws of Delaware, and

ELEGANTE ENERGY LLC, a limited liability company formed under the laws of Delaware, and

PERK SALAR, LLC, a limited liability company formed under the laws of Delaware, and

JAW PUERTO RICO TRUST, a trust formed under the laws of Puerto Rico

(collectively, “EV Metals”)

WHEREAS, EV Metals has agreed to acquire Shares in connection with a non-brokered private placement of Shares by the Company (the “Offering”) pursuant to one or more subscription agreements between EV Metals and the Company (the “Subscription Agreement”); and

WHEREAS the Company and EV Metals wish to enter into this Agreement in order to, among other things, confer on EV Metals certain nomination and registration rights in accordance with the terms and subject to the conditions set forth herein;

NOW THEREFORE, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions

The following definitions apply to this Agreement:

“Affiliates” has the meaning specified in National Instrument 45-106 – Prospectus and Registration Exemptions.

“Agreement” means this registration and board nomination rights agreement, as it may be amended from time to time in accordance with the terms hereof.

“BCBCA” means the Business Corporations Act (British Columbia), as it may be amended from time to time, as well as any legislation replacing it.

“Board” means the board of directors of the Company.

“Bought Deal” means an underwriting offering through a bought deal pursuant to which an underwriter agrees to acquire securities of the Company in a bought deal letter prior to the filing of a preliminary Prospectus or supplement thereto, as the case may be.

“Business Day” means any day other than Saturday, Sunday and holidays in the Province of British Columbia.

“Company” has the meaning ascribed thereto in the recitals. “CSE” means the Canadian Securities Exchange.

“Demand Registration” has the meaning ascribed thereto in Section 3.1(1). “EV Metals” has the meaning ascribed thereto in the recitals.

“EV Metals Nominee” has the meaning ascribed thereto in Section 2.1(1).

“Holder” means EV Metals or any of its permitted assigns or transferees pursuant to Section 5.8 which is, at the relevant time, a holder of Registrable Securities.

“Holder’s Expenses” has the meaning ascribed thereto in Section 3.5(1).

“Indemnified Party” has the meaning ascribed thereto in Section 3.6(3).

“Indemnifying Party” has the meaning ascribed thereto in Section 3.6(3).

“Initiating Holder” has the meaning ascribed thereto in Section 3.1(1).

“Nomination” has the meaning ascribed thereto in Section 2.2(1).

“Nomination Notice” has the meaning ascribed thereto in Section 2.2(1).

“Offering” means a Private Placement or a Public Offering, as the case may be.

“Parties” means the Company and EV Metals, as well as their respective successors and assigns.

“Person” means a natural or legal person, business corporation, partnership, joint venture, association, syndicate, sole proprietorship, company, trust, trustee, testamentary executor, estate administrator or other assign, bank, trust company, pension fund, commercial trust, governmental authority or other organization, whether or not a legal entity.

“Piggy-Back Notice” has the meaning ascribed thereto in Section 3.2(1).

“Piggy-Back Registration” has the meaning ascribed thereto in Section 3.2(1).

“Private Placement” means a distribution of Shares, equity securities of the Company or securities which are convertible, exercisable or exchangeable into Shares or equity securities of the Company, to subscribers in Canada in reliance on an exemption from the Prospectus Requirements under Securities Laws or in any other jurisdiction outside Canada in such manner that the sale is exempt from requirements which are substantially equivalent to the Prospectus Requirements in the territory in question in accordance with the securities laws of such territory, including a sale in the United States under Rule 144A under the United States Securities Act of 1933.

“Prospectus” means a prospectus or preliminary prospectus, as those terms are defined in the Securities Act, as it may be amended or supplemented.

“Prospectus Requirements” means the obligation to prepare a Prospectus and obtain a receipt in connection with a distribution of securities in accordance with the Securities Act, as well as the equivalent obligations prescribed by other Securities Laws.

“Public Offering” means any distribution of Shares, equity securities of the Company or securities which are convertible, exercisable or exchangeable into Shares or equity securities of the Company, to the public under a Prospectus in accordance with applicable Securities Laws of the relevant province or territory in Canada.

“Registrable Securities” means (a) any Shares beneficially owned or over which control or direction is exercised by a Holder as of the date hereof, and the Shares acquired by or issued to a Holder after the date hereof, and (b) any Shares issued or issuable in respect of Shares referred to in clause (a) above to a Holder in connection with share splits, share dividends, reclassifications, recapitalizations, or other similar events, and such Shares referred to in clauses (a) and (b) shall cease to be Registrable Securities when they (i) have been assigned or transferred other than in accordance with Section 5.8 or (ii) have been distributed to the public pursuant to a Public Offering or sold to the public through a broker, dealer or market maker in compliance with applicable Securities Laws.

“Responding Holder” has the meaning ascribed thereto in Section 3.2(1).

“Securities Act” means the Securities Act (British Columbia), as it may be amended from time to time, as well as any legislation replacing it.

“Securities Laws” means the Securities Act and any other similar legislation in any other province or territory of Canada in which the Company is or becomes a reporting issuer or the equivalent.

“Securities Regulators” has the meaning ascribed thereto in Schedule A.

“Selling Holder” has the meaning ascribed thereto in Schedule A.

“Shareholders” means, at any relevant time, the registered holders or beneficial owners of one or more Shares.

“Shares” means the common shares in the share capital of the Company. “Subscription Agreement” has the meaning ascribed thereto in the recitals. “Subsidiary” has the meaning ascribed thereto in the Securities Act.

“Transfer” includes any direct or indirect sale, transfer, assignment, conveyance, gift, grant of a participation interest or option, right or warrant to purchase, or grant of security or voting interest, or hypothec, mortgage, lien, charge, priority, pledge, encumbrance or other security interest (except that Transfer shall not include granting of a hypothec, mortgage, lien, charge, priority, pledge, encumbrance or security interest to an institutional lender as part of collateral) and “Transferred”, “Transferring” and similar words have corresponding meanings.

“Underwritten Offering” means the sale of securities of the Company to an underwriter in connection with an Offering.

1.2	Interpretation

For the purposes hereof, unless indicated otherwise or unless the context requires otherwise:

a) the descriptive headings used herein are inserted solely for convenience of reference and may not be used to interpret, define or limit the scope or meaning of this Agreement or any term hereof;

b) words in the singular include the plural and vice versa and words in one gender include all genders; all monetary amounts herein are denominated in United States dollars;

c) whenever any action to be taken pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken at or before the time indicated on the first Business Day following such day; and

d) any reference to a statute shall include all regulations promulgated thereunder, as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto.

1.3	Time of the Essence

Time shall be of the essence in this Agreement.

1.4	Recitals and Schedule

The recitals in this Agreement and the following Schedule form an integral part hereof: Schedule A - Registration Procedure

ARTICLE 2

NOMINATION RIGHT

2.1	Board Nomination Right

(1)	EV Metals shall have the right, according to the terms and subject to the conditions set forth in this Section 2.1 and applicable Securities Laws, to one individual (the “EV Metals Nominee”) to form part of the list of nominees to the Board of Directors of the Company which is included in each proxy circular relating to the election of directors of the Company, provided that the EV Metals Nominee shall: (a) qualify under the BCBCA, the rules of the CSE and the articles of incorporation and policies of the Company in effect from time to time, to act as a director thereof; and (b) meet the qualification requirements of the Corporate Governance, Nominating and Compensation Committee of the Company, acting reasonably and taking into account the profile and expertise required of a director of the Company (the “Director Eligibility Criteria”).

(2)	The nomination right shall end on the date on which EV Metals, collectively with its Affiliates, ceases to beneficially own at least 5% of the issued and outstanding Shares.

(3)	The Company agrees that, except with the prior written consent of EV Metals, the size of the Board shall not be increased above seven directors.

(4)	The Company shall cause the EV Metals Nominee to be included among the nominees proposed by the Company for election by shareholders to the Board at each meeting of shareholders at which directors are to be elected. The Company shall use commercially reasonable efforts to cause the election of the EV Metals Nominee, including soliciting proxies in favour of the election of the EV Metals Nominee.

(5)	At the request of the Board and in view of the circumstances, upon joining the Board, the EV Metals Nominee shall sign an agreement pursuant to which the EV Metals Nominee agrees to resign from the Board upon the occurrence of the circumstances indicated in Section 2.1(2).

2.2	Shareholder Meeting

(1)	The Company shall provide EV Metals with written notice (the “Nomination Notice”), promptly, and in any event, not less than 60 days in advance of the date set for a shareholders’ meeting at which directors of the Company are to be elected. The Nomination Notice shall include a request for the identification of the EV Metals Nominee, and the detailed information required to be included in an information circular with respect to the appointment of the EV Metals Nominee. EV Metals shall be required to, not later than 45 days in advance of the date set for a shareholders’ meeting of which EV Metals is notified pursuant to this Section 2.2, provide the Company with written notice (the “Nomination”) of the identity and particulars requested in the Nomination Notice. In the event that a Nomination is not received by the Company at least 45 days prior to date set for a shareholders’ meeting at which directors of the Company are to be elected (for any reason other than failure by the Company to provide EV Metals with the Nomination Notice within the period prescribed by this Section 2.2), then EV Metals shall be deemed to have nominated the EV Metals Nominee then serving as a member of the Board.

(2)	For so long as EV Metals, collectively with its Affiliates, beneficially owns at least 5% of the issued and outstanding Shares, determined as of the date of the Nomination Notice, then the Company hereby agrees, in respect of every meeting of shareholders at which the election of the directors is to be considered, and at every reconvened meeting following an adjournment or postponement thereof, that it shall (i) cause management of the Company to nominate and recommend the EV Metals Nominee identified in the Company’s proxy materials for election to the Board, so long as the EV Metals Nominee satisfies the Director Eligibility Criteria, and (ii) vote the Shares in respect of which management is granted a discretionary proxy in favour of the election of the EV Metals Nominee to the Board at every such meeting.

2.3	Designation during the Year

(1)	Subject to the conditions set forth in this Article 2, if the individual recommended as EV Metals Nominee ceases to be a director of the Company or if there is otherwise a vacancy in respect of the EV Metals Nominee, EV Metals may notify the Company of its designations for the EV Metals Nominee, and the Company shall take all steps that may be necessary to appoint such EV Metals Nominee to the Board as soon as possible and to the extent that the BCBCA and its articles of incorporation allow for a term ending at the close of the next following annual meeting of Shareholders.

(2)	The Company shall take all steps that may be necessary to appoint the initial EV Metals Nominee to be appointed or elected to the Board, either by appointment by the Board or by election by the shareholders of the Company at a meeting of such shareholders, within 90 days of the date of this Agreement.

2.4	Indemnification

Each EV Metals Nominee who is elected to the Board shall be entitled to indemnification on like terms as the other members of the Board and shall have the benefit of the director and officer insurance policy in effect for the Company, if any, from time to time.

ARTICLE 3

REGISTRATION RIGHTS

3.1	Demand Registration

(1)	A Holder of Registrable Securities (the “Initiating Holder”) may, at any time and from time to time, provided that: (a) EV Metals has subscribed for at least an aggregate of US$4,000,000 of Shares in connection with the Offering; and (b) at such time, such Holder, collectively with its Affiliates, beneficially owns or exercises control or direction over 5% or more of all outstanding Shares (and provided such beneficial ownership or control was obtained without contravening applicable Securities Laws), require the Company to file one or more Prospectuses and take such other steps as may be reasonably necessary to facilitate a secondary offering in Canada, except for the province of Quebec, of all or any portion of the Shares held by such Initiating Holder (the “Demand Registration”), by giving written notice of such Demand Registration to the Company. The Company shall, subject to applicable Securities Laws, use its commercially reasonable efforts to file one or more Prospectuses under applicable Securities Laws in order to permit the Offering of all or any portion of the Initiating Holder’s Registrable Securities requested to be included in such Demand Registration. The Parties shall cooperate in a timely manner in connection with such secondary offering and the procedures in Schedule “A” shall apply.

(2)	the Company shall not be obliged to effect:

a)	more than two Demand Registrations by any Holder in any 12-month period;

b)	a Demand Registration in the event the Company reasonably determines in good faith that (i) either (A) the effect of the filing of a Prospectus would impede the ability of the Company to consummate a significant transaction (including, without limitation, a financing, an acquisition, a restructuring or a merger), (B) there exists at the time material non-public information relating to the Company the disclosure of which would be detrimental to the Company or the qualification or sale of the Registrable Securities would require premature disclosure of material non-public information, or information which might reasonably be regarded as material non-public information that the Company has a bona fide business purpose for preserving as confidential or (C) if applicable, require the Company to prepare and file new technical reports under NI 43 101 - Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators; and (ii) it is therefore in the best interests of the Company to defer the filing of a Prospectus at such time; in which case the Company’s obligations under this Section 3.1 shall: (1) in respect of (A) and (B) of this Section be deferred for a period of not more than 90 days from the date of receipt of the request of an Initiating Holder or (2) in respect of (C) of this Section be deferred until the earlier of (i) the date the Company files new technical reports, which the Company shall use its commercially reasonable efforts to complete as soon as practicable or (ii) the date the Company files its next annual information form pursuant to NI 51-102 – Continuous Disclosure Obligations, provided in each case, however, that (i) the Company shall give written notice to the Holder (x) of its determination to postpone filing of the Prospectus and, subject to compliance by the Company with Securities Laws, of the facts giving rise to the reason for the postponement and (y) of the time at which it determines the reason for postponement to no longer exist and (ii) the Company shall not qualify any securities offered by the Company for its own account during such period;

c)	a Demand Registration in respect of a number of Shares less than 1,000,000;

d)	a Demand Registration before the 90th day following the date on which a receipt was issued to the Company with respect to any Prospectus filed by the Company; or

e)	a Demand Registration during a period of management-imposed blackout.

(3)	Any request by the Initiating Holder pursuant to Section 3.1(1) hereof shall (a) specify the number of Shares which such Initiating Holder intends to offer and sell, (b) express the intention of such Initiating Holder to offer or cause the offering of such Shares, (c) describe the nature or methods of the proposed offer and sale thereof and the provinces and territories of Canada in which such offer shall be made, (d) contain the undertaking of such Initiating Holder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Company to comply with all applicable Securities Laws, and (e) specify whether such Offering and sale shall be made by an Underwritten Offering.

(4)	In the case of an Underwritten Offering initiated pursuant to this Section 3.1, the Initiating Holder shall have the right to select the managing underwriter or underwriters of such Registrable Securities, provided, however, that such selection shall also be reasonably satisfactory to the Company. The Company shall be entitled to retain counsel of its choice to assist it in fulfilling its obligations under this Section 3.1.

(5)	The Company shall have the right to include in any Demand Registration, Shares or other securities which are not Registrable Securities representing up to 15% of the number of Registrable Securities subject to such Demand Registration, provided that, if the managing underwriter or underwriters impose a limitation on the number of Shares or on the number or kind of other securities which may be included in any such Offering because, in its or their reasonable judgment, such Registrable Securities may not be sold in an orderly manner within a price range reasonably acceptable to the Initiating Holder or marketing factors require the limitation of the number of securities which may be included in such Public Offering, such Offering shall be comprised of Shares selected according to the following priority:

a)	first, the Registrable Securities offered by the Initiating Holder;

b)	second, if there are additional securities which may be underwritten within a price range reasonably acceptable to the Initiating Holder, considering marketing factors, without leading to undue repercussions on the Public Offering of the securities offered after taking into account the inclusion of all the securities required under paragraph (a) above, the securities the Company required to be included.

(6)	In the case of an Underwritten Offering, an Initiating Holder may participate in the negotiations of the terms of any underwriting agreement. An Initiating Holder’s participation in, and the Company’s completion of, the Underwritten Offering is conditional upon the Initiating Holder and the Company agreeing that the terms of any underwriting agreement are satisfactory to them, acting reasonably.

3.2	Piggy-Back Registration Rights

(1)	If the Company is formally considering making a Public Offering for its own account or if an existing Shareholder proposes to make a Public Offering through a secondary offering, the Company shall, at that time, promptly give the Holders of Registrable Securities written notice of such proposed Offering (the “Piggy-Back Notice”). Upon the written request of any Holder of Registrable Securities within five Business Days after receipt of the Piggy-Back Notice, provided that at the time it receives the Piggy-Back Notice such Holder, collectively with its Affiliates, beneficially own or exercises control or direction over at least 5% of the outstanding Shares (the “Responding Holder”), the Company shall use reasonable commercial efforts to, in conjunction with the proposed Offering, cause to be included in such Offering all of the Shares that such Responding Holders have requested to be included in such Offering pursuant to applicable Securities Laws (the “Piggy-Back Registration”). Notwithstanding any provision hereof to the contrary, if the Public Offering is carried out as a Bought Deal, or any other type of Public Offering which does not include a road show, and the Company has formally begun to consider a possible Offering fewer than five Business Days before conducting such Offering, the five Business Day period following receipt of the Piggy-Back Notice described in this Section 3.2 shall not apply and the Company shall give the Holders the most notice possible under the circumstances, considering the promptness with which Bought Deals (or such other Public Offerings) are currently carried out according to usual market practice, and any Holder shall only have such amount of time to notify the Company whether or not it will participate in the Bought Deal or such other Public Offering, failing which the Company shall be free to conduct the Bought Deal or such other Public Offering without the Holder’s participation.

(2)	Notwithstanding Section 3.2(1), if, in connection with a Piggy-Back Registration, the managing underwriter or underwriters impose a limitation on the number of Shares or on the number or kind of other securities which may be included in any such Offering because, in its or their reasonable judgment all of the Shares that the Company proposes to include in such Offering may not be sold in an orderly manner within a price range reasonably acceptable to the Company or marketing factors require the limitation of the number of securities which may be included in such Public Offering, the Company shall be required to include in such Public Offering the part of the Registrable Securities which is determined by such managing underwriters according to the following priority:

a)	first, the securities offered by the Company on its own behalf;

b)	second, if there are additional securities which may be underwritten within a price range reasonably acceptable to the Company, considering marketing factors, without leading to undue repercussions on the Public Offering of the securities offered after taking into account the inclusion of all the securities required under paragraph (a) above, the Registrable Securities which the Responding Holders have required to be included, pro rata among such Responding Holders based on the number of Registrable Securities which each Responding Holder owns or over which its exercises control.

3.3	Private Placement

The Company shall, in connection with any sale of Registrable Securities through a Private Placement by a Holder, made in compliance with this Agreement, which, collectively with its Affiliates, beneficially owns at least 5% of the outstanding Shares: (1) use its commercially reasonable efforts to assist any Holder and its representatives in the preparation of documentation (including any offering memorandum) required in order to effect such exempted sale, and (2) subject to the entering into of a confidentiality and standstill agreement on customary terms, allow any prospective buyer of Registrable Securities pursuant to such exempted sale to conduct reasonable due diligence on the Company and, without limiting the generality of the foregoing, make available its senior management and use its commercially reasonable efforts to make available its auditors and its legal counsel to answer any questions in one or more due diligence sessions.

3.4	Withdrawal of Registrable Securities

Any Initiating Holder or Responding Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Offering pursuant to Section 3.1 or 3.2 by giving written notice to the Company of its request to withdraw; provided, however, that (1) such request must be made in writing prior to the execution of the binding bought deal letter or underwriting agreement with respect to such Offering, or with the consent of the underwriters and without prejudice or losses suffered by the Company, and (2) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder of Registrable Securities shall no longer have any right to include its Registrable Securities in the Offering pertaining to which such withdrawal was made. Provided that an Initiating Holder or Responding Holder withdraws all of its Registrable Securities from a Demand Registration or a Piggy-Back Registration in accordance with this Section 3.4 prior to the execution of a binding bought deal letter or underwriting agreement and prior to the filing of a preliminary Prospectus in connection therewith, such Initiating Holder or Responding Holder shall be deemed not to have initiated or participated in such Demand Registration or Piggy-Back Registration, as applicable, including, without limitation, for purposes of determining the number of Demand Registrations that the Company shall be obliged to effect pursuant to paragraph 3.1(2)a).

3.5	Expenses

(1)	All expenses incurred in connection with a Piggy-Back Registration pursuant to Section 3.2 (excluding underwriters’ discounts and commissions allocable to the sale of the Registrable Securities, if any, and applicable transfer taxes relating thereto, if any, and the Holder’s legal and professional fees, all of which will be borne by the Holder (the “Holder’s Expenses”)), including: (i) Canadian Securities Regulators, Canadian stock exchange registration listing and filing fees relating to the Shares; (ii) fees and expenses of compliance with applicable Securities Laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show and marketing activities; (vi) fees and disbursements of counsel to the Company; (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter) and fees and expenses of any other special experts retained by the Company; and (viii) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding the Holder’s Expenses), will be borne by the Company.

(2)	All expenses incurred in connection with Demand Registration or Private Placement pursuant to Section 3.1 or Section 3.3, as applicable, shall be borne by the Holder, including the Company’s reasonable third party costs, including any legal fees and underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

3.6	Indemnification

(1)	In connection with any Demand Registration and Piggy-Back Registration, the Company shall indemnify and hold harmless the Initiating Holder and the Responding Holder, as the case may be, their Affiliates, and each of their respective directors and officers from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or solidary, incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment thereto, covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, provided that the Company shall not be liable under this Section 3.6(1) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed, and provided further that the indemnity provided for in this Section 3.6(1) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Initiating Holder or Responding Holder for use in the Prospectus; or contained in any Prospectus if the underwriter in question failed to send or deliver a copy of the Prospectus to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (as amended or supplemented) corrected such untrue statement or omission. Any amounts remitted by the Company to an Indemnified Party pursuant to this Section 3.6(1) as a result of such losses shall be returned to the Company if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Company.

(2)	In connection with any Demand Registration or Piggy-Back Registration, the Initiating Holder or the Responding Holder, as the case may be, on a several (not solidary) basis and with respect to itself only, shall indemnify and hold harmless the Company and each of the Company’s directors and officers from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or solidary, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment thereto) covering Registrable Securities, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment thereto) included in reliance upon and in conformity with information furnished in writing to the Company by the Initiating Holder or the Responding Holder, as the case may be, for use in the Prospectus (or any amendment thereto); provided that the Initiating Holder or the Responding Holder, as the case may be, shall not be liable under this Section 3.6(2) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.6(2) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission contained in any Prospectus if the Company failed to send or deliver a copy of the Prospectus to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of Securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts remitted by the Initiating Holder or the Responding Holder to an Indemnified Party pursuant to this Section 3.6(2) as a result of such losses shall be returned to the Initiating Holder or the Responding Holder, as the case may be, if it is finally determined by such a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Initiating Holder or the Responding Holder, as the case may be.

(3)	Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 3.6 except to the extent of the actual damages caused by such delay in notification. At its expense, the Indemnifying Party shall defend such action and retain counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to retain its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless (i) the employment of such counsel has been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or (iii) the Indemnified Party shall have reasonably concluded, based on the advice of outside counsel, that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which cases the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); provided that the Indemnifying Party shall under no circumstances be required to pay the legal fees and expenses of more than one law firm acting as legal counsel with respect to all the Indemnified Parties in accordance herewith. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(4)	If a Party which would have been an Indemnified Party pursuant to this Section 3.6 cannot take advantage of the indemnification contemplated therein with respect to any loss, obligation, claim, damage and cost referred to herein, each Party which would have been an Indemnifying Party hereunder shall, rather than indemnifying such Indemnified Party, contribute to the sum paid or payable by the Indemnified Party as a result of such loss, obligation, claim, damage and cost in a proportion which reflects the relative fault of each of the Indemnifying Party and the Indemnified Party with respect to the statement or omission which caused such loss, obligation, claim, damage and cost, and according to other relevant fairness considerations. The relative fault is established in particular according to whether the real or alleged statement about a material fact or the real or alleged omission of a material fact relates to information given by the Indemnifying Party or the Indemnified Party as well as according to the relative intention of the Parties and the extent to which they were aware of such information, had access to it and had the opportunity to correct or prevent the statement or omission. The Company, the Initiating Holder and the Responding Holder agree that it would not be fair if the contribution contemplated by this Section 3.6(4) were established by proportionate attribution or another means of attribution which does not take into account the fairness considerations referred to above in this Section 3.6(4).

(5)	Notwithstanding any provision of this Agreement or another agreement, the Initiating Holder and the Responding Holder shall in no event be liable for the indemnification contemplated herein for an amount greater than the net proceeds which either of them, as the case may be, receives in connection with a given Offering of Registrable Securities.

(6)	The Company hereby acknowledges and agrees that with regard to this Section 3.6, each Initiating Holder or Responding Holder undertakes on its own behalf and as mandatary for the other Indemnified Parties the commitments of the Company under this Section 3.6 toward such Indemnified Parties and accepts such mandates and will cause such undertakings to be performed on behalf of such Indemnified Parties.

(7)	Each Initiating Holder or Responding Holder hereby acknowledges and agrees that, with regard to this Section 3.6, the Company undertakes on its own behalf and as mandatary for the other Indemnified Parties the commitments of each Initiating Holder or Responding Holder pursuant to this Section 3.6 toward such Indemnified Parties and accepts such mandates and will cause such undertakings to be performed on behalf of such Indemnified Parties.

3.7	Registration of Shares

Throughout the term hereof, the Company shall use its best efforts to maintain its status as a reporting issuer in all Canadian provinces and maintain the listing of the Shares for trading on the CSE or Toronto Stock Exchange (other than in the case of any merger, arrangement or other transaction which is approved by the Board and the shareholders of the Company or takeover bid, in each case leading to the privatization of the Company) and shall file, within the required deadlines, the documents prescribed by applicable Securities Laws and the rules of the CSE or Toronto Stock Exchange.

ARTICLE 4

GENERAL

4.1	Notices

All notices and other communications under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by e-mail to the Parties at the following addresses (or at any other address for the Party as is specified in like notice):

a)	To the Company at:

International Battery Metals Ltd. 1055 West Georgia Street, Suite 1750 Vancouver, BC, CA, V6E 3P3

Attention :	Roderick Kirkham, Corporate Secretary
E-mail:	[***]

with a copy to:

DS Lawyers Canada LLP
333 7th Avenue S.W., Suite 800 Calgary, AB T2P 2Z1

Attention:	Alex Parken
Email:	[***]

b)	To EV Metals at:

1 Calle Cervantes #5 San Juan PR 00907

Attention:	Jacob Warnock
E-mail:	[***]

with a copy to:

Stikeman Elliott LLP
5300 Commerce Court West 199 Bay Street
Toronto, ON M5L 1B9

Attention:	Stewart Sutcliffe
E-mail:	[***]

Any notice or other communication given personally shall be deemed to have been given and received upon delivery unless that day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day. Any notice or other communication sent by e-mail shall be deemed to have been given and received when transmission is confirmed unless that day is not a Business Day or the transmission is received after 4:30 p.m. (local time of addressee) in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.2	Further assurances

The Parties agree to execute and deliver from time to time all further documents and instruments, and to take any action, which the other Party may reasonably require for the purposes of giving effect to this Agreement or to better attest or complete the meaning and intention of this Agreement. The Parties agree that a joint press release, in the form agreed by the Parties, shall be issued by the Parties promptly following the execution hereof, that the declarations required of any Party pursuant to applicable Securities Laws will be filed by them within the prescribed times and that a copy of this Agreement will be filed on SEDAR by the Company within 10 days following the date hereof.

4.3	Entire agreement

The Parties acknowledge that this Agreement constitutes a complete, true and inclusive reproduction of the agreement entered into between them and that it cancels any prior agreement, with the Parties formally waiving their right to rely on any discussions and negotiations which preceded its signing.

4.4	Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable under any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon any determination that any term or other provision is invalid, illegal or unenforceable, the Parties to this Agreement shall negotiate in good faith to amend this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner such that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

4.5	Amendment and waiver

This Agreement may not be amended or modified, or any provision hereof waived, except by an agreement in writing executed by all the Parties.

4.6	Termination

This Agreement shall come into force and effect as of the date set out on the first page hereof and shall continue in force until the earlier of: a) the date on which this Agreement is terminated by the mutual consent of the Parties; and b) the date on which EV Metals and its Affiliates cease to beneficially own or control at least 5% of the issued and outstanding Shares, provided that in all cases the provisions of Section 3.5, Section 3.6 and this Article 4 shall survive termination of this Agreement and shall remain in full force and effect.

4.7	Enurement

This Agreement shall be binding upon and enure to the benefit of the Parties to this Agreement and, from time to time, their respective successors and assigns, or permitted assigns, as provided under Section 5.8.

4.8	Assignment and Transfer

(1)	This Agreement and any right, benefit or obligation resulting herefrom may not be assigned by a Party without the prior written consent of the other Parties, provided that a) each Holder (including EV Metals in its capacity as Initial Holder) may assign this Agreement or the rights, benefits or obligations resulting herefrom to an assignee which is a Wholly-Owned Affiliate without the prior consent of the Company, but only provided such assignee remains a Wholly-Owned Affiliate further to the assignment, and if such assignee ceases to be a Wholly-Owned Affiliate further to the assignment, the assignee shall no longer have any rights hereunder and (b) if EV Metals assigns all its rights, benefits or obligations resulting herefrom to an assignee which is a Wholly-Owned Affiliate, EV Metals shall remain bound to perform its obligations and those of such assignee hereunder. Notwithstanding the foregoing, EV Metals shall not be entitled to assign the nomination right contemplated by Article 2.

(2)	EV Metals may Transfer all or a portion of the Shares held by EV Metals to a Wholly-Owned Affiliate by written notice to the Company; provided however, that each such Wholly-Owned Affiliate who has not already done so delivers, in a form acceptable to the Company, acting reasonably, a legal, valid, and enforceable document whereby the Wholly-Owned Affiliate agrees to be bound by, and comply with, the terms of the provisions of this Agreement that apply to EV Metals. However, if the incoming Wholly-Owned Affiliate ceases to be a Wholly-Owned Affiliate, such former Wholly-Owned Affiliate must Transfer its Shares, and assign its rights and obligations under the provisions of this Agreement, back to EV Metals (or another Wholly-Owned Affiliate), at no cost to the Company.

4.9	Third party beneficiaries

The terms and conditions of this Agreement shall apply only for the benefit of the Parties and their respective successors and permitted assigns, and other than as indicated in Sections 3.6(6) and 3.6(7), the Parties do not intend to confer rights on third party beneficiaries, and this Agreement does not confer any such right on third parties (including on Shareholders other than the Holders) who are not parties to this Agreement.

4.10	Remedies

Each Party acknowledges that its failure to observe or perform its covenants and agreements herein contained shall result in damages to another Party which could not be adequately compensated for by a monetary award and accordingly each Party hereto agrees that in addition to all other remedies available to a party at law or in equity in the event another Party fails to observe or perform its covenants herein, a Party shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree of specific performance or otherwise, as may be appropriate to ensure compliance by each Party with this Agreement.

4.11	Governing law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

4.12	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. A signed signature page of this Agreement delivered by a Party electronically shall have the same effect as an original of the signed copy of this Agreement delivered by such Party.

[The rest of the page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first hereinabove written.

INTERNATIONAL BATTERY METALS LTD.

By:	/s/ Garry Flowers
Name:	Garry Flowers
Title:	Co-Chief Executive Officer

By:	/s/ Libor Michel
Name:	Libor Michel
Title:	Co-Chief Executive Officer

Investor Rights Agreement - Signature page

EV METALS I LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS II LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS III LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS IV LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS V LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS VI LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

ELEGANTE ENERGY LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

PERK SALAR LLC

/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

JAW PUERTO RICO TRUST, by its Trustee

/s/ Peter Cheatham
Name:	Peter Cheatham
Title:	Peter Cheatham

Investor Rights Agreement - Signature page

SCHEDULE A

REGISTRATION PROCEDURES

(1)	Obligations of the Company

In connection with the Company’s registration obligations with respect to the Demand Registration and the Piggy-Back Registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the qualification of the Offering of Registrable Securities of any Holder (the “Selling Holder”) and, for such purpose, the Company shall as expeditiously as possible:

a) prepare and file with the applicable Canadian Securities Regulators (collectively, the “Securities Regulators”) a preliminary Prospectus and Prospectus relating to the applicable Demand Registration or Piggy-Back Registration including all exhibits and financial statements required by the Securities Regulators to be filed therewith, and use its commercially reasonable efforts to cause such preliminary Prospectus and Prospectus to be receipted; provided, that the Company shall furnish to each Selling Holder and the managing underwriters, if any, copies of such preliminary Prospectus and Prospectus and any amendments or supplements in the form filed with the Securities Regulators, simultaneously with the filing of such preliminary Prospectus and Prospectus, amendments or supplements;

b) prepare and file with the Securities Regulators such amendments to the preliminary Prospectus and Prospectus as may be necessary to complete the Offering of all such Registrable Securities and as required under the Securities Act or under any applicable provisions of Securities Laws;

c) allow the Selling Holders, each of the managing underwriters, if any, and their respective representatives to (i) participate in the preparation of the Prospectus, and (ii) conduct reasonable due diligence on the Company in order to enable such Persons to execute any certificate required to be executed by them under applicable Securities Laws, and, without limiting the generality of the foregoing, make available its senior management and use its commercially reasonable efforts to make available its auditors and its legal counsel to answer any questions in one or more due diligence sessions;

d) notify the Selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the preliminary Prospectus and Prospectus or any amendment thereto has been filed or been receipted, and to furnish such Selling Holders and managing underwriters with copies thereof; (ii) of any request by the Securities Regulators for amendments to the preliminary Prospectus, the Prospectus or for additional information, (iii) of the issuance by the Securities Regulators of any stop order or cease trade order relating to the Prospectus or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

e) promptly notify the Selling Holders and the managing underwriters, if any, at any time during the Offering period, when the Company becomes aware of the happening of any event as a result of which the preliminary Prospectus or the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or the Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the preliminary Prospectus or the Prospectus in order to comply with Securities Laws and, in either case as promptly as practicable thereafter, prepare and file with the Securities Regulators, and furnish without charge to the Selling Holders and the managing underwriters, if any, a supplement or amendment to such preliminary Prospectus or Prospectus which shall correct such statement or omission or effect such compliance;

A-2

f) make every commercially reasonable effort to obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities covered by the Prospectus;

g) furnish to each Selling Holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Prospectus and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and provide Selling Holders and their counsel with an opportunity to review, and provide comments to the Company on the Prospectus;

h) deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the preliminary Prospectus and the Prospectus and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the preliminary Prospectus and the Prospectus or any amendment thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the preliminary Prospectus and the Prospectus or any amendment or supplement thereto) and such other documents as such Selling Holder may reasonably request in order to facilitate the Offering of the Registrable Securities by such Person;

i) on or prior to the date on which a receipt is issued for the Prospectus by the applicable Securities Regulators, use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under the Securities Laws of each province of Canada and cooperate with the Selling Holders, the managing underwriter or agent, if any, and their respective counsel in connection therewith, as any such Person, underwriter or agent reasonably requests in writing provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

j) in connection with any Underwritten Offering, enter into customary agreements, including an underwriting agreement on normal market terms;

k) use its commercially reasonable efforts to obtain a customary legal opinion addressed to the Selling Holders and the underwriters, if any, as well as a customary comfort letter from the auditor or auditors of the Company for the financial statements included or incorporated by reference in a Prospectus;

l) participate in the marketing efforts, conducted in compliance with Securities Law, which the Selling Holders or the managing underwriters, if any, consider reasonably necessary, such as a road show, meetings with institutional investors and other similar events; and

m) take any other steps and sign and deliver any other documents which may be reasonably necessary to give full effect to the rights of each Selling Holders pursuant to this Agreement.

(2)	Selling Holders’ Obligations

The Company may require each Selling Holder as to which any registration is being effected hereunder to furnish to the Company such information regarding the Offering of such Registrable Securities and such other information relating to such Holder and its ownership of Shares as the Company may from time to time reasonably request in writing. Each such Selling Holders agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. Such Selling Holders shall notify the Company immediately upon the occurrence of any event as a result of which any of the aforesaid Prospectuses includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

The Selling Holders shall also, if Securities Laws so require, sign any certificate forming part of a preliminary Prospectus or final Prospectus to be filed with the relevant Securities Regulators.